CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of Techlabs, Inc. of our report dated February 17, 2000 (and to all references to our firm) included in or made part of the Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 of Techlabs, Inc.

                                                   /s/ Reel & Swafford, PLLC

Knoxville, Tennessee
June 27, 2000